POWER OF ATTORNEY

            Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Mark Solls, Liuba Baban and Anitra Fludd, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for
and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities oflnvitation
Homes Inc. (i) pursuant to Section l 6(a) of the Securities Exchange Act of
1934, as amended, including without limitation, statements on Form 3, Form 4 and
Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.
The Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5

with regard to his or her ownership of or transactions in securities oflnvitation Homes Inc., unless earlier revoked il1writing. The undersigned acknowledges that Mark Solls, Liuba Baban and Anitra Fludd are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934,..as amend: )

By: Jana Cohen Barbe

Name: Jana Cohen Babe

Date: November 6, 2018